SUB-SUB-INVESTMENT ADVISORY AGREEMENT

                                January 16, 2007

Credit Suisse Asset Management Limited
One Cabot Square
London E14 4QJ


Dear Sir/Madam:

     WHEREAS, Credit Suisse Asset Management, LLC ("Credit Suisse") serves as sub-investment adviser to JNL/Credit Suisse Global Natural Resources Fund (the "Fund"), a series of JNL Series Trust (the "Trust"), pursuant to an Investment Sub-Advisory Agreement with Jackson National Asset Management, LLC (the "Adviser") dated as of January 16, 2007; and

     WHEREAS, Credit Suisse desires to retain Credit Suisse Asset Management Limited ("Credit Suisse London"), a corporation organized under the laws of England, to serve as sub-sub-investment adviser to the Fund;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Investment Description; Appointment

     Credit Suisse hereby appoints Credit Suisse London to provide certain sub-sub-investment advisory services to the Fund for the period and on the terms set forth herein. Copies of (a) the Trust's registration statement on Form N-1A relating to the Fund (the "Registration Statement"), including all amendments thereto relating to the Fund, (b) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts on June 1, 1994, including all amendments thereto or restatements thereof (collectively, the "Declaration of Trust"), and (c) the Trust's By-Laws have been or will be submitted to Credit Suisse London. Credit Suisse agrees to promptly provide Credit Suisse London with copies of all amendments to the Registration Statement that Credit Suisse receives from the Adviser on an on-going basis. Credit Suisse desires to employ and hereby appoints Credit Suisse London to act as its sub-investment adviser upon the terms set forth in this Agreement. Credit Suisse London accepts the appointment and agrees to furnish the services set forth below for the compensation provided for herein.

     2. Services as Sub-Investment Adviser

     2.1 Subject to the supervision and direction of Credit Suisse, Credit Suisse London will provide investment advisory and portfolio management advice to all or that portion of the Fund's assets designated by Credit Suisse from time to time (the "Assets") in accordance with (a) the Declaration of Trust and By-Laws, (b) the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC") and all other applicable laws and regulations, and (c) the Fund's investment objective and policies as stated in the Registration Statement and investment parameters provided by Credit Suisse from time to time. In connection therewith, Credit Suisse London will:

          (i)  make investment decisions with respect to the Assets;

          (ii) place purchase and sale orders for securities on behalf of the Fund with respect to the Assets;

          (iii) exercise voting rights with respect to the Assets in accordance with Credit Suisse London's established proxy voting policy; and

          (iv) furnish Credit Suisse and the Trust's Board of Trustees with such periodic and special reports as the Fund or Credit Suisse may reasonably request.

          In providing those services, Credit Suisse London will provide supervision of the Assets and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Assets.

     2.2 Subject to Section 11 hereof, in connection with the performance of the services of Credit Suisse London provided for herein, Credit Suisse London may contract at its own expense with third parties for the acquisition of dealing, research, clerical services, other administrative and or ancillary services; provided that Credit Suisse London shall remain liable for the performance of its duties hereunder. Credit Suisse London does not give legal, tax or estate planning advice, for which Fund or Credit Suisse may elect to retain independent advisers.

     3. Execution of Transactions

     3.1 In executing transactions for the Assets, selecting brokers or dealers and negotiating any brokerage commission rates, Credit Suisse London will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, Credit Suisse London will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, to the extent that the execution and price offered by more than one broker or dealer are comparable Credit Suisse London may consider any brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to Credit Suisse London or to Credit Suisse for use on behalf of the Fund or other clients of Credit Suisse London or Credit Suisse.

     3.2 It is understood that the services of Credit Suisse London are not exclusive, and nothing in this Agreement shall prevent Credit Suisse London from providing similar services to other investment companies or from engaging in other activities, provided that those activities do not adversely affect the ability of Credit Suisse London to perform its services under this Agreement. Credit Suisse further understands and acknowledges that the persons employed by Credit Suisse London to assist in the performance of its duties under this Agreement will not devote their full time to that service. Nothing contained in this Agreement will be deemed to limit or restrict the right of Credit Suisse London or any affiliate of Credit Suisse London to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that doing so does not adversely affect the ability of Credit Suisse London to perform its services under this Agreement.

     3.3 On occasions when Credit Suisse London deems the purchase or sale of a security to be in the best interest of the Fund as well as of other investment advisory clients of Credit Suisse London, Credit Suisse London may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Credit Suisse London at its sole discretion in a manner that is fair and equitable, in the judgment of Credit Suisse London, in the exercise of its fiduciary obligations to the Fund and to such other clients. Credit Suisse London shall provide to Credit Suisse and the Fund all information reasonably requested by Credit Suisse and the Fund relating to the decisions made by Credit Suisse London regarding allocation of securities purchased or sold, as well as the expenses incurred in a transaction, among the Fund and Credit Suisse London's other investment advisory clients. Nothing in this Agreement shall be deemed to confer upon Credit Suisse London any obligation to purchase or sell or to recommend for purchase or sale for the Fund any investment which Credit Suisse London, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any other client, if in the sole and absolute discretion of Credit Suisse London it is for any reason impractical or undesirable to take such action or make such recommendation for the Credit Suisse London.

     3.4 In connection with the purchase and sale of securities for the Fund, Credit Suisse London will provide such information as may be reasonably necessary to enable the custodian and co-administrators to perform their administrative and recordkeeping responsibilities with respect to the Fund.

     4. Disclosure Regarding Credit Suisse London

     4.1 Credit Suisse London agrees to notify Credit Suisse and the Fund promptly of (i) any statement about Credit Suisse London contained in any public filing of the Fund provided to Credit Suisse London that becomes untrue in any material respect, (ii) any omission of a material fact about Credit Suisse London in any public filing of the Fund provided to Credit Suisse London which is necessary to make the statements contained therein not misleading, or (iii) any material reorganization or change in Credit Suisse London, including any change in its ownership or key employees.

     4.2 Prior to the Fund or Credit Suisse or any affiliated person (as defined in the 1940 Act) (an "Affiliate") of either using or distributing sales literature or other promotional material referring to Credit Suisse London ("Promotional Material"), Credit Suisse shall forward such material to Credit Suisse London and shall allow Credit Suisse London reasonable time to review the material. Credit Suisse London will not act unreasonably in its review of Promotional Material.

     4.3 Credit Suisse London has supplied Credit Suisse and the Fund copies of its Form ADV with all exhibits and attachments thereto and will hereinafter supply Credit Suisse and the Fund, promptly upon preparation thereof, copies of all amendments or restatements of such document.

     5. Representations and Warranties

     5.1 Credit Suisse London represents and warrants that:

          (a) it is a duly registered investment adviser under the Advisers Act, a duly registered investment adviser in any and all states of the United States in which Credit Suisse London is required to be so registered and has obtained all necessary licenses and approvals in order to perform the services provided in this Agreement. Credit Suisse London covenants to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement;

          (b) it has read and understands the Registration Statement and warrants that in investing the Fund's assets it will use all reasonable efforts to adhere to the Fund's investment objectives, policies and restrictions as provided to it; and

          (c) it has adopted a written Code of Ethics in compliance with Rule 17j-1 under the 1940 Act and will provide the Fund with any amendments to such Code.

     5.2 Credit Suisse represents and warrants that it has full power to enter into the terms of this Agreement and to enter into transactions contemplated by this Agreement and that neither its entry into the Agreement nor the exercise by Credit Suisse of its discretions or powers under this Agreement will result in any default under any contract or other agreement or instrument to which Credit Suisse is a party, or any statute or rule, regulation or order of any governmental agency or body applicable to Credit Suisse.

     6. Compliance

     6.1 Credit Suisse London agrees that it shall promptly notify Credit Suisse and the Fund (i) in the event that the SEC or any other regulatory authority has censured its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) in the event that there is a change in Credit Suisse London, financial or otherwise, that adversely affects its ability to perform services under this Agreement or (iii) upon having a reasonable basis for believing that, as a result of Credit Suisse London's investing the Fund's assets, the Fund's investment portfolio has ceased to adhere to the Fund's investment objectives, policies and restrictions as provided to Credit Suisse London or is otherwise in violation of applicable law.

     6.2 Credit Suisse agrees that it shall promptly notify Credit Suisse London in the event that the SEC has censured Credit Suisse or the Fund; placed limitations upon any of their activities, functions or operations; suspended or revoked Credit Suisse's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions.

     6.3 The Fund and Credit Suisse shall be given access to the records with respect to the Fund of Credit Suisse London at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement and the rules and regulations applicable to Credit Suisse London relating to its providing investment advisory services to the Fund, including without limitation records relating to trading by employees of Credit Suisse London for their own accounts and on behalf of other clients, provided that such access does not constitute a breach of any obligation of client confidentiality held by Credit Suisse London. Credit Suisse London agrees to cooperate with the Fund and Credit Suisse and their representatives in connection with any such monitoring efforts.

     7. Books and Records

     7.1 In compliance with the requirements of Rule 31a-3 under the 1940 Act, Credit Suisse London hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such upon request. Credit Suisse London further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified therein.

     7.2 Credit Suisse London hereby agrees to furnish to regulatory authorities having the requisite authority any information or reports in connection with services that Credit Suisse London renders pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

     8. Provision of Information; Proprietary and Confidential Information

     8.1 Credit Suisse agrees that it will furnish to Credit Suisse London information related to or concerning the Fund that Credit Suisse London may reasonably request.

     8.2 Credit Suisse London agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, Credit Suisse and prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except, where practicable, after prior notification to and approval in writing of the Fund, which approval shall not be unreasonably withheld and may not be withheld where Credit Suisse London may be exposed to civil or criminal contempt proceedings for failure to comply or when requested to divulge such information by duly constituted authorities.

     8.3 Credit Suisse London represents and warrants that neither it nor any affiliate will use the name of the Fund, Credit Suisse or any of their respective affiliates in any prospectus, sales literature or other material in any manner without the prior written approval of the Fund or Credit Suisse, as applicable.

     9. Standard of Care

     Credit Suisse London shall exercise its best judgment in rendering the services described herein. Credit Suisse London shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or Credit Suisse in connection with the matters to which this Agreement relates, except that Credit Suisse London shall be liable for a loss resulting from a breach of fiduciary duty by Credit Suisse London with respect to the receipt of compensation for services; provided that nothing herein shall be deemed to protect or purport to protect Credit Suisse London against any liability to the Fund or Credit Suisse or to shareholders of the Fund to which Credit Suisse London would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of Credit Suisse London's reckless disregard of its obligations and duties under this Agreement. Credit Suisse understands and agrees that Credit Suisse London may rely upon information furnished to it reasonably believed by Credit Suisse London to be accurate and reliable and, except as herein provided, Credit Suisse London shall not be accountable for loss suffered by the Fund by reason of such reliance of Credit Suisse London.

     10. Compensation

     In consideration of the services rendered pursuant to this Agreement, Credit Suisse will pay Credit Suisse London such amounts as the parties may agree upon from time to time as set forth on Schedule A, as amended from time to time.

     11. Expenses

     11.1 Credit Suisse London will bear all expenses in connection with the performance of its services under this Agreement, which shall not include the Fund's expenses listed in paragraph 11.2.

     11.2 The Fund will bear certain other expenses to be incurred in its operation, including but not limited to: investment advisory fees, administration fees, custody fees, fees for necessary professional and brokerage services, costs relating to local administration of securities, and fees for any pricing services.

     12. Term of Agreement

     This Agreement shall commence on the date first written above and shall continue for an initial two-year period commencing on the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by
(a) the Board of Trustees of the Trust or (b) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, (i) by Credit Suisse on 60 (sixty) days' written notice to the Fund and Credit Suisse London, (ii) by the Board of Trustees of the Trust or by vote of holders of a majority of the Fund's shares on 60 (sixty) days' written notice to Credit Suisse and Credit Suisse London, or (iii) by Credit Suisse London upon 60 (sixty) days' written notice to the Fund and Credit Suisse. This Agreement will terminate automatically in the event that the Investment Sub-Advisory Agreement between Credit Suisse and the Adviser is terminated. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940
Act) by any party hereto. In the event of termination of this Agreement for any reason, all records relating to the Fund kept by Credit Suisse London shall promptly be returned to Credit Suisse or the Fund, free from any claim or retention of rights in such records by Credit Suisse London. In the event this Agreement is terminated or is not approved in the foregoing manner, the provisions contained in paragraph numbers 4.3, 7, 8 and 9 shall remain in effect.

     13. Amendments

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (a) the holders of a majority of the outstanding voting securities of the Fund and (b) the Board of Trustees of the Trust, including a majority of Trustees who are not "interested persons" (as defined in the 1940
Act) of the Fund or of either party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     14. Notices

     14.1 All communications hereunder shall be given (a) if to Credit Suisse London, to Credit Suisse Asset Management Limited, One Cabot Square, London E14 4QJ (Attention: Chief Legal Officer), telephone: 44-20-7 888 1000 and (b) if to Credit Suisse, to Credit Suisse Asset Management, LLC, 466 Lexington Avenue, New York, New York 10017-3140 (Attention: Chief Legal Officer), telephone: (212) 875-3927, telecopy: (646) 658-0855.

     14.2 Credit Suisse London may rely on, and act without further enquiry upon, any instruction, notice or request of any person(s) who is or who Credit Suisse London reasonably believes in good faith to be person(s) designated by Credit Suisse or the Fund to give such instruction, notice or request, and further provided that such instruction, notice or request is made in writing and sent by original signed letter, facsimile or electronic means in accordance with the provisions of paragraph 14.1.

     14.3 Credit Suisse will provide a list of person(s) who are authorized to give instructions and sign documents and take other actions in respect of the Assets. Credit Suisse shall notify Credit Suisse London promptly of any amendment to such list and provide specimen signatures of new signatories, and Credit Suisse London shall accept any such amendments.

     15. Choice of Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York in the United States, including choice of law principles; provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or any applicable rules, regulations or orders of the SEC.

     16. Miscellaneous

     16.1 The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions herein or otherwise affect their construction or effect.

     16.2 If any provision of this Agreement shall be held or made invalid by a court decision, by statute or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     16.3 Nothing herein shall be construed to make Credit Suisse London an agent of Credit Suisse or the Fund.

     16.4 This Agreement may be executed in counterparts, with the same effect as if the signatures were upon the same instrument.

     17. United Kingdom Regulatory Matters

     Credit Suisse London is regulated by the Financial Services Authority ("FSA") in carrying out its investment business. It therefore is subject to the rules and guidelines established by the FSA including the Conduct of Business Sourcebook. Under the FSA Rules, the following provisions apply:

          (a) The FSA requires that all clients of Credit Suisse London be classified into specific categories. On the basis of the information which Credit Suisse has given, Credit Suisse London has determined that Credit Suisse and the Fund are Intermediate Customers.

          (b) (i) Credit Suisse London is permitted to trade in Futures, Options and Contracts for Differences including on and off exchange transactions ("Derivative Instruments"), subject to limitations described herein. The markets on which Derivative Instruments are executed can be highly volatile. Such investments carry a high risk of loss and a relatively small adverse market movement may result not only in the loss of the original investment but also in unquantifiable further loss exceeding any margin deposited.

               (ii) Credit  Suisse  London may  instruct  the  Custodian  to pay margin, or (subject to the rules of the exchange concerned) deposit investments by way of margin or collateral, on any Derivative Instrument out of the Assets. The Fund shall not be required to pay margin in cash beyond the amount of cash held at the relevant time on the Fund's behalf and immediately available for margin payments, and, if such cash is not available, Credit Suisse London shall notify Credit Suisse and the Fund and may make contractual or other arrangements to settle or close out all or any open positions if Credit Suisse or the Fund does not make sufficient Fund cash available with a reasonable period of time.

          (c) Credit Suisse London will not supply the Fund with contract notes. The periodic reports provided under Section 2.1(v) will contain information that would have been provided in the contract notes.

          (d) In order to comply with applicable laws and related regulatory requirements, there may be periods when Credit Suisse London will not be permitted to initiate or recommend certain types of transactions.

          (e)  No  warranty  is  given  by  Credit   Suisse  London  as  to  the
               performance or profitability of the Assets or any part of them.

          (f) Credit Suisse London has in operation a written procedure in accordance with the FSA Rules for the effective consideration and proper handling of complaints from customers. Any complaint by Credit Suisse or the Fund hereunder should be sent in writing to the Compliance Officer of Credit Suisse London at the address specified in Section 14.

******************

[signature page follows]

     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                        Very truly yours,

                                        CREDIT SUISSE ASSET MANAGEMENT, LLC

                                        By: _________________________________
                                        Name:  Steven B. Plump
                                        Title:    Managing Director


CREDIT SUISSE ASSET
MANAGEMENT LIMITED

By:  ______________________________
Name:
Title:

By:  ______________________________
Name:
Title:

                                   SCHEDULE A

                               [TO BE DETERMINED]